Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter and Fiscal 2016 Results

•	Q4 2016 revenue of $70.1 million, up 5.6%, and pro forma EPS of $0.26, up 24%, both exceeding high end of guidance
•	Fiscal 2016 revenue of $288.6 million, up 10.6%, pro forma EPS of $0.94, up 25%; and pro forma EBITDA of $46.9 million, up 27% from prior year
•	Company announces annual dividend increase of 15% from $0.26 to $0.30 per share, paid semi-annually

MIAMI, FL – February 21, 2017 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the fourth quarter and fiscal year, which ended on December 30, 2016.

Fourth quarter 2016 revenue was $70.1 million, up 5.6%, or 6.5% in constant currency, as compared to prior year. Fiscal 2016 revenue was $288.6 million, up 10.6%, or 11.1% in constant currency, as compared to prior year.

GAAP diluted earnings per share in the fourth quarter of 2016 were $0.19, up 58%, when compared to $0.12 for the same period in 2015. Fiscal year 2016 GAAP diluted earnings per share were $0.66, up 53%, when compared to $0.43 for the same period in 2015.

Pro forma diluted earnings per share in the fourth quarter of 2016 were $0.26, up 24%, when compared to $0.21 for the same period in 2015. Fiscal year pro forma diluted earnings per share were $0.94, up 25%, when compared to $0.75 for the same period in 2015. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

In its meeting, the Company’s Board of Directors authorized an increase in its annual dividend from $0.26 to $0.30 per share, which is to be paid semi-annually. At the end of the fourth quarter of 2016, the Company’s cash balances were $19.7 million. The outstanding balance of the Company’s Credit Facility totaled $7.0 million at the end of the quarter.

“We had another strong quarter and an outstanding year,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “Additionally, today we announced the introduction of our second training and certification program which demonstrates our ability to expand our “IP as a Service” offerings which is providing new ways to leverage our valuable IP, serve our clients strategically and grow our business.”

Based on the current economic outlook, the Company estimates total revenue for the first quarter of 2017 to be in the range of $72.0 million to $74.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.22 to $0.24. At the high-end of guidance, pro forma EPS would increase 20%, when compared to prior year.

Other Highlights

World-Class IT Research – New research from The Hackett Group found that world-class IT organizations are dramatically more effective than their peers at enabling the digital transformation that is at the heart of most business strategies today. The Hackett Group found that this ability plays a key role in how world-class IT organizations enable greater efficiency, agility and improved competitive advantage across the enterprise. At the same time, world-class IT organizations also spend significantly less on IT operations than typical companies.

World-Class HR Research – New research from The Hackett Group found that world-class HR organizations embrace digital transformation and advanced analytics as key levers to drive improved results, including spending 23% less per employee than typical companies, operating with 32% fewer staff and demonstrating improved effectiveness. For a typical company with $10 billion in revenue, attaining world-class performance represents as much as $14 million in savings annually.

World-Class Procurement Research – New research from The Hackett Group found that world-class procurement organizations now have 18% lower operating costs than typical companies, and operate with 28% fewer staff, while generating more than twice the return on investment. Digital business transformation is one key enabler to how world-class procurement organizations achieve greater efficiency, effectiveness and higher ROI, the research found. World-class procurement organizations understand the opportunity that digital technologies present to transform service delivery, reduce errors, and free procurement staff for higher-value work.

Certified GBS Professionals Program Diploma Launched - The Hackett Group and The Chartered Institute of Management Accountants (CIMA) announced the launch of their Diploma in Global Business Services (DGBS). This is the third offering in the companies’ Certified GBS Professionals (CGBSP) program, a comprehensive career development system for global business services (GBS), shared services and business process outsourcing (BPO) professionals. The Diploma in GBS, designed for current GBS team leaders, center managers and others running operational or functional teams, covers an array of topics relevant to operational excellence in finance, HR, procurement and IT. It is the middle level of certification offered by the CGBSP program.

On Tuesday, February 21, 2017, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 779-3138, [Passcode: Fourth Quarter, Leader: Ted A. Fernandez].  For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 21, 2017 and will run through 5:00 P.M. ET on Tuesday, March 7, 2017. To access the rebroadcast, please dial (888) 566-0406. For International callers, please dial (402) 998-0591.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 21, 2017 and will run through 5:00 P.M. ET on Tuesday, March 7, 2017. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies. Services include business transformation, enterprise performance management, working capital management, and global business services.  The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement, and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 13,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 87% of the Fortune 100, 87% of the DAX 30 and 58% of the FTSE 100. These studies drive its Best Practice Intelligence Center which includes the firm's benchmarking metrics, best practices repository, and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,  info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Twelve Months Ended
	December 30,	January 1,	December 30,	January 1,
	2016	2016	2016	2016
Revenue:
Revenue before reimbursements ("net revenue")	$62,946	$60,261	$259,907	$234,581
Reimbursements	7,106	6,093	28,654	26,359
Total revenue	70,052	66,354	288,561	260,940

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	36,649	35,393	157,515	141,665
Non-cash stock compensation expense	1,226	969	4,544	4,432
Acquisition-related non-cash stock compensation expense	316	250	1,214	927
Reimbursable expenses	7,106	6,093	28,654	26,359
Total cost of service	45,297	42,705	191,927	173,383

Selling, general and administrative costs	14,056	14,907	57,974	58,423
Non-cash stock compensation expense	756	550	3,007	2,344
SARs-related non-cash compensation expense	-	1,329	-	2,658
Amortization of intangible assets	275	565	1,100	2,207
Total selling, general, and administrative expenses	15,087	17,351	62,081	65,632

Total costs and operating expenses	60,384	60,056	254,008	239,015

Income from operations	9,668	6,298	34,553	21,925

Other income (expense):
Interest income	-	-	-	3
Interest expense	(99)	(61)	(387)	(412)

Income from operations before income taxes	9,569	6,237	34,166	21,516
Income tax expense	3,344	2,182	12,625	7,707
Net income	$6,225	$4,055	$21,541	$13,809

Basic net income per common share:
Income per common share from operations	$0.22	$0.14	$0.74	$0.47
Weighted average common shares outstanding	28,575	29,725	29,082	29,620

Diluted net income per common share:
Income per common share from operations	$0.19	$0.12	$0.66	$0.43
Weighted average common and common equivalent shares outstanding	32,651	32,844	32,815	31,968

Reconciliation to pro forma net income (1):
Income from operations before income taxes	$9,569	$6,237	$34,166	$21,516
Non-cash stock compensation expense	1,982	1,519	7,551	6,776
SARs-related non-cash compensation expense	-	1,329	-	2,658
Acquisition-related non-cash stock compensation expense	316	250	1,214	927
Amortization of intangible assets	275	565	1,100	2,207
Pro forma income before income taxes	12,142	9,900	44,031	34,084
Pro forma income tax expense	3,643	2,970	13,209	10,225
Pro forma net income	$8,499	$6,930	$30,822	$23,859

Pro forma basic net income per common share	$0.30	$0.23	$1.06	$0.81
Weighted average common shares outstanding	28,575	29,725	29,082	29,620

Pro forma diluted net income per common share	$0.26	$0.21	$0.94	$0.75
Weighted average common and common equivalent shares outstanding	32,651	32,844	32,815	31,968

EBITDA:
Income from operations before income taxes	$9,569	$6,237	$34,166	$21,516
Interest expense	99	61	387	412
Depreciation expense	610	656	2,485	2,582
Amortization of intangible assets	275	565	1,100	2,207
EBITDA	$10,553	$7,519	$38,138	$26,717

Reconciliation to pro forma EBITDA (1):
EBITDA	$10,553	$7,519	$38,138	$26,717
Non-cash stock compensation expense	1,982	1,519	7,551	6,776
SARs-related non-cash compensation expense	-	1,329	-	2,658
Acquisition-related non-cash stock compensation expense	316	250	1,214	927
Pro forma EBITDA	$12,851	$10,617	$46,903	$37,078

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock and SARs-related non-cash compensation expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with
Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued
inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	December 30,	January 1,
	2016	2016

ASSETS
Current assets:
Cash and cash equivalents	$19,710	$23,503
Accounts receivable and unbilled revenue, net	47,399	42,046
Prepaid expenses and other current assets	1,704	1,938
Total current assets	68,813	67,487

Property and equipment, net	14,774	14,102
Other assets	2,930	4,206
Goodwill, net	72,376	74,584
Total assets	$158,893	$160,379

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,089	$8,300
Accrued expenses and other liabilities	46,725	41,812
Total current liabilities	55,814	50,112
Long-term deferred tax liability, net	10,216	8,123
Long-term debt	6,594	-
Total liabilities	72,624	58,235

Shareholders' equity	86,269	102,144
Total liabilities and shareholders' equity	$158,893	$160,379

Page 6 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	December 30,	September 30,	January 1,
	2016	2016	2016
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$59,908	$62,610	$55,584
ERP Solutions (3)	10,144	11,508	10,770
Total revenue	$70,052	$74,118	$66,354

Revenue Concentration:
(% of total revenue)
Top customer	6%	4%	5%
Top 5 customers	18%	15%	20%
Top 10 customers	28%	26%	29%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	940	942	842
Total headcount	1,155	1,158	1,043
Days sales outstanding (DSO)	62	59	58
Cash provided by operating activities (in thousands)	$12,077	$13,033	$16,956
Depreciation (in thousands)	$610	$618	$656
Amortization (in thousands)	$275	$275	$565

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$343	$360	$360

ERP Solutions:
ERP Solutions consultant utilization rate (3)	70%	76%	69%
ERP Solutions gross billing rate per hour (3)	$129	$134	$129

Shares Repurchased Under the Share Repurchase Plan:
Shares purchased (in thousands)	-	30	-
Cost of shares repurchased (in thousands)	$-	$449	$-
Average price per share of shares purchased	$-	$14.84	$-
Remaining Plan authorization (in thousands)	$4,433	$4,433	$2,309

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	6	4	17
Cost of shares purchased (in thousands)	$104	$50	$240
Average price per share of shares purchased	$16.89	$14.03	$16.53

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(4) Certain reclassifications have been made to conform with current reporting requirements.